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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Regions Financial Corporation for the registration of its common stock to be issued pursuant to its proposed merger with St. Mary Holding Corporation and to the inclusion therein of our report dated February 13, 1997, with respect to the consolidated financial statements of St. Mary Holding Corporation and also included therein, filed with the Securities and Exchange Commission.



/s/ Castaing, Hussey & Lolan, LLP

New Iberia, Louisiana
January 22, 1998